EXHIBIT 10.49

VECTRA BANK REVOLVING PROMISSORY NOTE

REVOLVING PROMISSORY NOTE

$2,000,000.00	Denver, Colorado
October 16, 2002

FOR VALUE RECEIVED, the undersigned, ACT TELECONFERENCING, INC., a Colorado corporation (“Borrower”) hereby promises to pay to the order of VECTRA BANK COLORADO, NATIONAL ASSOCIATION (“Bank”), at 2000 South Colorado Boulevard, Suite 2-1200, Denver, Colorado 80222, or at such other address as may be specified by Bank, the principal sum of TWO MILLION AND NO/lOOTHS U.S. DOLLARS ($2,000,000.00), or so much thereof as may be advanced from time to time to or for the benefit of Borrower, together with interest on the balance of principal outstanding from time to time as set forth in the Loan Agreement (defined below), in lawful money of the United States of America. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

1. Revolving Credit. The principal balance of this Note represents a revolving credit, all or any part of which may be advanced to Borrower, repaid by Borrower, and readvanced to Borrower from time to time, subject to the other terms hereof and the conditions contained in the Loan Agreement, and provided that Borrower shall not be entitled to any Advances which would cause the principal balance outstanding at any one time to exceed the lesser of the Commitment Amount or the Borrowing Base, as the same may exist from time to time. This Note also evidences any other sums payable under the Loan Agreement or any Loan Documents (as defined below), other than the amounts due under the Term Note.

2. Interest and Principal. Interest shall accrue on the principal outstanding from and after the date of disbursement at an annual rate equal to the Prime Rate plus one hundred twenty-five (125) Basis Points (“Line Interest Rate”). The Line Interest Rate shall be adjusted from time to time as and when the Prime Rate changes, shall be payable as set forth below, and shall be calculated on the actual days outstanding over a 360-day year.

3. Interest Rate Definitions.

(a) “Prime Rate” shall mean the base commercial lending rate established and announced from time to time by Bank. Bank’s Prime Rate is an index rate that Bank establishes and quotes from time to time for pricing of its loans. Information on the Prime Interest Rate currently in effect is announced publicly and can be obtained by contacting Bank. Bank’s Prime Rate is not necessarily the lowest rate charge to Bank’s customers and Bank may make loans at, above or below this stated index rate.

(b) “Basis Points” shall mean an arithmetic expression of a percentage k~ measured in hundredths of a percent (i.e., 50 Basis Points equals one-half of one percent).

4. Payment and Maturity Date.

(a) in arrears, on the 16th of November, 2002, and on the same day of each month thereafter until this Note matures, payments of interest only accruing on the principal balance outstanding from time to time;

(b) on September 30, 2003 (the “Maturity Date”), the entire principal amount and any interest accrued but remaining unpaid and all other sums due under this Note.

5. Application of Payments. All scheduled payments made on this Note shall be applied first to any collection costs the Bank may have incurred in procuring Borrower’s performance hereunder, then to the payment of the interest then accrued and due on the unpaid balance of this Note, then to any charges assessed by the Bank, and the remainder of all such payments shall be applied to the reduction of the unpaid principal. All payment shall be made in currency of the United State of America without presentment or surrender of this Note. Funds shall be deemed received by Bank on the next Business Day if not received by 2:00 p.m. local time at the location where payments hereunder are to be made.

6. Prepayment. This Note may be prepaid in whole or in part, at any time, on the terms and conditions provided in the Loan Agreement.

7. Loan Documents. This Note is executed by Borrower in connection with that certain Revolving Credit and Term Loan Agreement between Borrcwer, ACT Teleconferencing Services, Inc., a Minnesota corporation and ACT Videoconferencing, Inc., a Minnesota corporation (collectively, “Guarantors”) and Bank dated as of the date hereof (the “Loan Agreement”). This Note is secured by, among other things, a Security Agreement (“Security Agreement”) dated as of the date hereof, encumbering certain property of Borrower, and is further evidenced and secured by certain and other documents and instruments (collectively, the “Loan Documents”). The Loan Agreement, the Security Agreement, and the other Loan Documents contain provisions for the acceleration of the maturity of this Note. In the event of any conflict between any provision of the Loan Agreement and any provisions of this Note, the provisions of the Loan Agreement shall control.

8. Time. Time is of the essence of this Note.

9. Default and Acceleration. Upon the occurrence of any Event of Default, the entire balance of principal, accrued interest and other sums owing under this Note or the Loan Agreement shall, at the option of Bank, become at once due and payable in full, without notice or demand, and the Bank may pursue all rights and remedies available under this Note and the Loan Documents.

10. Default Rate. Upon the occurrence of any Event of Default, the balance of principal, interest and other sums due under this Note or the Loan Documents shall bear interest from the time of such Event of Default until paid at a rate (the “Default Rate”) equal to five percent (5%) per annum in excess of the Line Interest Rate, adjusted from time to time on the effective date of, and in conformity with, changes in the Prime Rate. Changes in the interest rate on this Note shall be effective without notice to Borrower. Failure to exercise such option or charge such interest shall not be a waiver of the right to do so at any future time or with respect to any other default.

11. Late Charges. In addition, Borrower agrees to pay Bank an amount equal to five percent (5%) of (i) any interest installment, (ii) any principal payment, and (iii) any other charges under the Loan Agreement relating to this Note not paid in full on or before the expiration of the cure period for such payments, if any, described in the Loan Agreement (“Late Charges”). Borrower acknowledges that Bank will incur extra expenses for the handling of the delinquent payment and servicing the indebtedness evidenced hereby and that the exact amount of these extra expenses is extremely difficult and impractical to ascertain, but that the Late Charges would be a fair approximation of the expenses so incurred by Bank.

12. Cross Default. Any default under the Term Note (defined in the Loan Agreement) which is not cured within any applicable cure period, if any, shall be deemed a Default under this Note and the Loan Agreement.

13. Borrower’s Waivers. Borrower and any sureties, guarantors and endorsers (severally each called a “Surety”) waive presentment, protest and demand, notice of protest, demand and of dishonor and non-payment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Borrower and each Surety hereof. Borrower and any Surety further agree that at any time and from time to time without notice the tenThs of payment herein may be modified or the security described in the Loan Documents released in whole or in part, or increased, changed or exchanged by agreement between the Bank and any owner of the property affected by said Loan Documents without in anywise affecting the liability of any party to this instrument or any person liable or to become liable with respect to any indebtedness evidenced hereby.

In addition, the Borrower and each Surety waives and agrees not to assert: (a) any right to require holder to proceed against Borrower or any other Surety, to proceed against or exhaust any security for the Note, to pursue any other remedy available to Bank, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshalling; (d) notice of the existence, creation or incurring of new or additional indebtedness of Borrower to Bank; (e) the benefits of any statutory provision limiting the liability of a surety, to the extent applicable; (f) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Borrower for payment of the Note; and (g) the benefits of any statutory provision limiting the right of Bank to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of the Note, after any foreclosure or trustee’s sale of any security for the Note. Until payment in full of the Note, no Surety shall have any right of subrogation and each hereby waives any right to enforce any remedy which Bank now has, or may hereafter have, against Borrower or any other Surety, and waives any benefit of, and any right to participate in, any security now or hereafter held by Bank.

14. Remedies Cumulative. The rights or remedies of the Bank as provided in this Note and the Loan Documents shall be cumulative and concurrent and may be pursued singly, successively, or together against the Borrower, the property described in the Loan Documents, and any other funds, property or security at any time held by Bank for the payment hereof or otherwise at the sole discretion of the Bank. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or the right to exercise them at any later time.

15. Usury. The provisions of this Note and of all agreements now or hereafter existing among Borrower and Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to Bank for the use, forbearance or detention of the sums evidenced by this Note exceed the maximum amount permissible under Colorado law. If, from any circumstances whatsoever, the performance or fulfillment of any provision of this Note, or of any other agreement among Borrower~and Bank, at the time performance of such provision shall be due, shall exceed the limit of validity prescribed by law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to the limit of such validity, and, if from any such circumstance, Bank shall ever receive anything of value which is deemed to be interest by Colorado law which would exceed the highest lawful rate, an amount equal to any excessive interest shall be applied to the reduction of principal amount of this Note or on account of any other principal amount of this Note or on account of any other principal indebtedness of Borrower to Bank and to the payment of interest thereon or, if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to Borrower.

16. Binding Effect. This Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Bank, and any subsequent holders of this Note, and its successors and assigns.

17. Notice. All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Loan Agreement for the giving of notices.

18. Joint and Several Obligations. If the Borrower is more than one person or entity, each such person or entity is deemed a Borrower, and the obligations of each Borrower under this Note are joint and several. The obligations of each Borrower hereunder are independent of the obligations of each of the other Borrowers or any guarantor who has executed and delivered a guarantee. Release of one or more of the Borrowers shall not impair or diminish the liability of any remaining Borrowers, except to the extent of monies actually received by Bank from the released Borrower as a consequence of such release. In the event of any Default hereunder, a separate action or actions may be brought and prosecuted against any of the Borrowers, whether or not a Borrower is joined therein or a separate action or actions are brought against any of the other Borrowers. Bank may maintain successive actions for other Defaults. The Bank’s rights hereunder shall not be exhausted by its exercise of any of its rights and remedies or by any such action or by any number of successive actions until and unless the Obligations have been paid and fully performed.

19. Severability. If any provision of this Note or of any other document executed in connection with this Note is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the document in which such provision is contained, or the application of the provision to other persons, entities or circumstances, nor any other document referred to in this Note, shall be affected by such invalidity or unenforceabiity, and there shall be deemed substituted for the invalid unenforceable provision the most similar provision which would be valid and enforceable under applicable law.

20. Forbearance. Any forbearance, delay or omission of Bank in exercising any right or remedy hereunder or under the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Bank of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Bank’s right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment. Bank shall at all times have the right to proceed against any portion of any security held herefor in such order and in such manner as Bank may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

21. Setoff. In addition to all liens upon, and the rights of setoff against, the monies, securities and other property of the Borrower given to the Bank, the Bank shall have a lien upon, and a right of setoff against, all monies, securities and other property of Borrower, now or hereafter in the possession of the Bank, whether for safekeeping or otherwise. In the event of a default under this Note or the Loan Agreement, the Bank shall have the right to take amounts due from any deposit balances Borrower has with the Bank, regardless of any penalty that may apply when the Bank exercises such right, and apply such amounts for the outstanding balance of amounts due under this Note.

22. Preferential Payments. Borrower agrees that to the extent Borrower makes any payment to Bank in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Bank or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a “Preferential Payment”), then the indebtedness of Borrower under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Bank, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

23. Jurisdiction. This Note is to be governed according to the laws of Colorado, without giving effect to the principles of conflicts of laws. Bank and Borrower hereby irrevocably submit to the jurisdiction, process and venue of any Colorado State or Federal court sitting in Denver, Colorado, for any action or proceeding against Borrower or any Surety or against any property of Borrower (an “Action”) arising out of or relating to this Note or any indebtedness evidenced hereby and hereby irrevocably agree that any Action may be heard and determined in such Colorado State court or in such Federal court. Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in such jurisdiction.

24. Attorneys’ Fees. In the event this Note is placed in the hands of any attorney for collection or is collected through any legal proceedings, the undersigned promises to pay (in addition to costs and disbursements otherwise allowed), to the extent permitted by law, reasonable attorneys’ fees and legal costs (whether or not suit is commenced and whether or not incurred in connection with appeal of a lower court judgment or order or in collecting any judgment entered therein). The undersigned hereby represents that the proceeds of the loan evidenced by this Note will be used for a commercial or business purpose.

25. Interpretation and Incorporation. As used in this Note, the term “Bank,” shall include each subsequent transferee andlor owner of this Note, whether taking by endorsement or otherwise. As used in this Note, the word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

26. WAIVER OF JURY TRIAL. BORROWER AND BANK (BY ITS ACCEPTANCE OF THIS NOTE) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

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IN WITNESS WHEREOF, Borrower has executed this Note as of the date set forth above.

BORROWER: ACT TELECONFERENCING, INC., a Colorado corporation

By:	/S/ GERALD VAN EECKHOUT
Name:	Gerald Van Eeckhout
Title:	Chairman